                                                                    Exhibit 23.6

                        CONSENT OF UPDATA CAPITAL, INC.

The Board of Directors
IMRglobal Corporation
100 South Missouri Avenue
Clearwater, FL 33756

The Board of Directors of IMRglobal Corporation:

    We hereby consent to the inclusion of our opinion to the Board of Directors of IMRglobal Corporation as Appendix B of the Proxy Statement/Prospectus which forms a part of this Amendment No. 1 to Registration Statement on Form F-4 and to the description of our opinion and the references to our firm with respect thereto under the captions "Summary--Opinion of IMR's Financial Advisor" and "The Merger--Opinion of IMR's Financial Advisor" in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are "experts" with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                          /s/ Updata Capital, Inc.
  ------------------------------------------------------------------------------
                                          Updata Capital, Inc.

May 11, 2001